QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75310 and No. 333-119973) and in the Registration Statements on Form S-8 (No. 333-42448 and No. 333-61017) of Tipperary Corporation of our report dated March 23, 2005 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 24, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM